UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/27/2006

CHARLES & COLVARD LTD
(Exact name of registrant as specified in its charter)

Commission File Number:  000-23329

NC	561928817
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

300 Perimeter Park Drive, Suite A, Morrisville, NC 27560
(Address of principal executive offices, including zip code)

9194680399
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 7.01.    Regulation FD Disclosure

On March 27, 2006, Charles & Colvard, Ltd. issued a press release regarding sales guidance for the first quarter of 2006 and an update on business expansion activities. A copy of this press release is attached as Exhibit 99.1. Management will host a conference call on Tuesday, March 28, 2006 at 9 a.m. EST to provide a business overview and an update on recent corporate developments. Details on how to participate in the conference call are included in the attached press release.

Item 8.01.    Other Events

On March 27, 2006, Charles & Colvard, Ltd. (the "Company") announced that its Board of Directors has authorized the repurchase of up to 1,000,000 shares of the Company's common stock which may be made from time to time over the next 12 months in the open market at prevailing prices or in privately negotiated transactions at prices at or below prevailing open market prices. As of March 15, 2006, the Company had approximately 18.3 million shares of common stock outstanding.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

        Exhibit 99.1         Press Release dated March 27, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLES & COLVARD LTD

Date: March 27, 2006	By:	/s/ James R. Braun
James R. Braun
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated March 27, 2006